UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.875% Non-Cumulative Preferred Stock, Series A	AGM.PRA	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 3, 2020, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into a Master Non-Recourse Loan Participation Agreement (the “Participation Agreement”) and a Loan Participation Servicing Agreement (the “Servicing Agreement”), in each case with the National Rural Utilities Cooperative Finance Corporation (“CFC”). Under the Participation Agreement, Farmer Mac may purchase from CFC and CFC may purchase from Farmer Mac undivided participation interests in eligible rural utilities loans (“Loan Participations”) from time to time, the sale and purchase of which will be without recourse to the selling party. Each Loan Participation may comprise up to a 100% interest in the related loan, with default mitigation to be determined by the party with the greater interest in the loan.

Under the Servicing Agreement, CFC will service Loan Participations purchased by Farmer Mac under the Participation Agreement, in accordance with CFC’s customary servicing practices for loans of the same or similar type that CFC services for itself. CFC also will provide periodic reports relating to remittances, delinquencies, and risk ratings for the Loan Participations that are materially consistent with reports Farmer Mac receives from its other servicers. CFC will receive a reasonable fee for servicing each Loan Participation, which will be determined at the time of sale and retained by CFC from each interest remittance on the respective Loan Participation before distribution of that remittance to Farmer Mac.

CFC has a “related party” relationship with Farmer Mac as a result of CFC’s ownership of Farmer Mac common stock. CFC is the second-largest owner of Farmer Mac’s Class A voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 1, 2019 and filed with the SEC on that same date. Each of the Participation Agreement and Servicing Agreement was entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other participants in Farmer Mac’s lines of business that do not have a related party relationship with Farmer Mac.

Item 9.01.        Financial Statements and Exhibits.
(d)    Exhibits

10.1	Master Non-Recourse Loan Participation Agreement dated February 3, 2020 between Farmer Mac and CFC
10.2	Loan Participation Servicing Agreement dated February 3, 2020 between Farmer Mac and CFC
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema
101.CAL	Inline XBRL Taxonomy Extension Calculation
101.DEF	Inline XBRL Taxonomy Extension Definition
101.LAB	Inline XBRL Taxonomy Extension Label
101.PRE	Inline XBRL Taxonomy Extension Presentation
104
Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: February 7, 2020